CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2010 relating to the financial statements and financial statement schedule, which appears in Cytomedix, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Baltimore, MD
August 19, 2010